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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 19, 2002, relating to the financial statements and financial highlights which appear in the February 28, 2002 Annual Report to Shareholders of Prudential Government Income Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Other Service Providers" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
April 26, 2002